AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This Amendment (the "Amendment") to that certain Registration Rights Agreement dated as of February 13, 2007 by and among the Company and the Initial Holders (the "Agreement") is entered into as of March 12, 2007, by and among Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the "Company"), HMC Atlas Air, L.L.C. ("HMCAA") and Harbinger Capital Partners Special Situations Fund, L.P. (together with HMCAA, the "Initial Holders").

     Unless otherwise indicated, capitalized terms used in this Amendment are used with the meanings attributed thereto in the Agreement.

                              W I T N E S S E T H:

     WHEREAS, the parties wish to amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

     1. CERTAIN DEFINITIONS

     The definition of "Filing Target" as it appears in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "Filing Target" means the earlier of (a) the date on which the Company becomes eligible to file a registration statement with the Commission on Form S-3, and (b) April 18, 2007.

     2. REQUIRED REGISTRATION

     Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

     Initial Registration. The Company will use commercially reasonable efforts to prepare and file with the Commission on the Filing Target a Registration Statement on Form S-3 providing for the resale of all Registrable Shares in an offering to be made on a continuous basis pursuant to Rule 415, subject to Section 4.7.1.

     Section 2.2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

    2.2.1 In the event that the Company becomes ineligible to file a registration statement on Form S-3 at any time during the period commencing on the Filing Target and ending on the Termination Date or if there is no effective Registration Statement on Form S-3 on file with respect to Registrable Shares, then, for so long as either of the aforementioned conditions continue, the Principal Holder shall, upon furnishing written notice to the Company, be entitled to utilize one of its rights to demand registration as provided in Section 2.3.1 for the purpose of effecting a Public Offering of Registrable Shares on whatever form prescribed by the Commission that the Company is then eligible to use, subject to the terms and conditions set forth herein. Such a Public Offering, if effected, shall be counted against the limitation on Demand Registration Statements under Section 2.3.1 and against the limitation on Public Offerings under Section 2.4.3.

     Except as expressly amended hereby, the Agreement shall remain unaltered and in full force and effect.

     The Amendment shall be governed by, and construed in accordance with, the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument

                            [Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to Registration Rights Agreement be executed by their duly authorized representatives as of the date first above written.


                              ATLAS AIR WORLDWIDE HOLDINGS, INC.

                              By:__________________________________
                                    Name:
                                    Title:


                              HMC ATLAS AIR, L.L.C.

                              By:___________________________________
                                    Name:
                                    Title:


                              HARBINGER CAPITAL PARTNERS
                              SPECIAL SITUATIONS FUND, L.P.

                              By:___________________________________
                                    Name:
                                    Title:

SK 03773 0003 756890